Exhibit 10.141

LEASE AGREEMENT

This Lease, dated July 14, 2005 by and between:
Dymond Development Company, LLC, a California Limited Liability Company ("Lessor") and Southwall Technologies, Inc., A California Corporation, ("Lessee"), is made with reference to the following facts:

Lessor is the owner of a certain "Industrial Building" located at 2629B Terminal Boulevard, Mountain View, California, consisting of approximately 14,750 square feet and related parking facilities and landscaped areas, which property is legally describe on Exhibit "A" attached hereto and made a part hereof.

Lessee desires to rent a portion of the industrial building and Lessor has agreed to lease the same to Lessee on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.	DEMISED PREMISES AND COMMON AREAS

1.01       Lessor does hereby lease to Lessee, and Lessee does hereby rent from Lessor, that portion of the Industrial Building located at 2629B Terminal Boulevard, Mountain View, California and consisting of approximately 9,750 square feet as shown on the drawing attached hereto as Exhibit "A" and made a part hereof, (the "Demised Premises"), together with the right to use the Common Areas of the Industrial Center as hereinafter describes. The parties hereby stipulate and agree that the Demised Premises constitutes 66.10% of the total leasable floor area of the Industrial Building.

1.02       Lessee shall have the non-exclusive right to use the Common Areas of the able Common Areas of the Industrial Center, subject to any reasonable rules and regulations concerning such use as may be adopted from time to time by Lessor. The term "Common Areas" shall mean those areas adjacent to the Industrial Building provided and designated by Lessor for the general non-exclusive use by the occupants of the Industrial Building and their respective employees, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, driveways, and landscaped areas. Lessor reserves the right of exclusive control and management of the Common Areas, including the right, in Lessor's sole discretion:

(a)
To make alterations or construct additional improvements within the Common Areas, so long as reasonable access to the demised Premises Remains available and so long as the conduct of Lessees business is not unreasonably interfered with.

(b)
To temporarily close any of the Common Areas for maintenance purposes, so long as reasonable access to the Demised Premises remains available, and so long as the conduct of Lessee's business is not unreasonably interfered with.

(c)	To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof.

ARTICLE 2.	TERM

2.01       The term of this Lease shall be a period of One (1) year, commencing on August 1 2005 ("Commencement Date"), and terminating on July 31, 2006, unless sooner terminated as provided herein ("Initial Term").

2.02       If Lessor for any reason whatsoever, is unable to deliver possession of the Demised Premises to Lessee on the commencement date specified in Section 2.01 above, Lessor shall not be liable to Lessee for any loss or damage resulting therefrom, but in such event Lessee shall not be liable for rent or other sums due Lessor until possession of premises within 30 days of the commencement of the said term as specified above, this Lease may be declared void or voidable at option of Lessee.

ARTICLE 3.	RENT

3.01       Lessee shall pay to Lessor as Base Rent for the Demised Premises, in lawful money of the United States, payable in advance on or before the first day of each calendar month without any deduction, offset or demand, the following amounts:

MONTH	RENT	RENT/Sq.Ft.
1-12	$5,655.00 per month	$ 0.58 NNN

3.02       If the Commencement Date is not the first day of a calendar month, or if the Termination Date is not the last day or a calendar month, the monthly Base Rental for the fractional month shall be prorated on the basis of a thirty (30) day month.

3.03       Lessee acknowledges the late payment of Base Rent and any other charges provided herein will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to determine. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Lessor by the terms any encumbrances against the Industrial Building and penalties on delinquent tax payments. Lessee therefore agrees that if any installment of Base Rent or other charge payable by Lessee hereunder is not received by Lessor within fourteen (14) days after the same becomes due, Lessor shall be entitled to collect an additional sum equal to one and one-half percent (1.5%) of the delinquent payment for each month or fraction thereof that he Base Rent or other charge remains unpaid. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any other rights and remedies available to Lessor hereunder or provided by law.

ARTICLE 4.	SECURITY DEPOSIT

4.01       Lessee has deposited with Lessor the sum of FIVE THOUSAND SIX HUNDRED FIFTY-FIVE AND 00/100 DOLLARS ($5,655.00) as and for a security deposit.

4.02       If Lessee defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any part of the security deposit to cure such default or to compensate Lessor for all damages sustained by Lessor resulting from Lessee's default. If any portion of said deposit is so used or applied, Lessee shall within ten (10) days after receipt of written demand therefore, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount, and Lessee's failure to do so shall constitute a material breach of this Lease. Lessor's obligations with respect to the security deposit are those of a debtor and not a trustee. Lessor shall not be required to segregate the security deposit as a separate fund and Lessee shall not be entitled to any interest thereon. If Lessee shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to Lessee within ten (10) days after termination of the Lease.

ARTICLE 5.	USE

5.01       The Demised Premises shall be used and occupied by lessee solely for an office, distribution and warehouse and for no other or additional purpose without the prior written consent of Lessor.

5.02       Lessee shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which is prohibited by or will in any way conflict with any law, statute ordinance or governmental rule or regulation now in force or which may hereafter be in force, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of any fire or other insurance covering the Industrial Building or any of its contents, or cause any change or cancellation of such insurance. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement with respect to the use of the Demised Premises, shall be conclusive of that fact as between Lessor and Lessee. Lessee shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants in the Industrial Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises.

ARTICLE 6.	LEASEHOLD IMPROVEMENTS

6.01       Except as otherwise provided in Exhibit "B" contained herein, Lessor shall not be obligated to perform any alterations or improvements to the Demised Premises. Acceptance of the Demised Premises shall constitute an acknowledgement by Lessee that the Demised Premises are in good order, condition, and repair as of the date Lessee accepts possession of the Demised Premises.

6.02       Except as expressly provided herein, Lessor shall have no obligation to make any alterations or improvements to the Demised Premises for the benefit of Lessee. Lessee acknowledges that neither Lessor nor anyone acting on Lessor's behalf has made any representation or warranty as to the suitability or fitness of the Demised Premises for the conduct of Lessee's business or for any other purpose.

6.03       Notwithstanding anything contained in this Lease to the contrary, on the Commencement Date, the mechanical systems serving the Demised Premises, including the HVAC, electrical, plumbing and sewer, shall be in good operating condition.

ARTICLE 7.	UTILITIES AND SERVICE

7.01       Lessor shall provide at Lessors sole expense separate electricity and gas meters for the Demised Premises. Lessee shall establish its own account with the utility company to provide electricity and gas service to the Demised Premises and shall pay all fees and charges for such service directly to the utility company.

7.02       Lessee shall pay, as additional rent, Lessee's pro-rata share the cost of the following utilities and services furnished to the Demised Premises, which pro-rata share shall be the proportion to which the Demised Premises bears to all other buildings which share the common areas.

(a)       22.05% of all water, sewer, and Common Area maintenance charges for the Industrial Center as billed to Lessee by Lessor, including but not limited to, landscape maintenance, lighting maintenance, utility charges, and parking lot sweeping.

(b)       Garbage collection charges attributable to the Demised Premises, as billed to Lessee by Lessor according to Lessee's actual usage thereof.

The foregoing charges shall be due and payable to Lessor within ten (10) days after receipt of a billing therefor by Lessee, which billing shall contain evidence of the method by which Lessor calculated Lessee's use of water, sewer and common area maintenance service.

7.03       Lessor shall maintain the Common Areas of the Industrial Building in good condition and repair, except for damage occasioned by negligence or willful misconduct of Lessee or Lessee's agents or invitees, which damage shall be promptly repaired by Lessor in a good and workman like fashion at Lessee's expense. Lessor shall have no obligation to provide janitorial service for the Demised Premises.

7.04       Lessor shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent provided herein be abated by reason of Lessor's failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by accident, breakage, repairs, strikes, lockouts or other labor dispute, or by limitation, curtailment, rationing or restrictions on use of electricity, gas, water or other utility, or any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Notwithstanding the above in the event said delay or failure continues for a period longer than ten (10) days, rent abate until said delay or failure is cured.

ARTICLE 8.	INDEMNITY AMD INSURANCE

8.01       Lessee hereby waives any and all claims against Lessor for damage to any property or injury to or death of any person in, upon or about the Demised Premises, arising at any time and from any cause except to the extent attributable to the negligence or willful misconduct of Lessor and/or Lessor's agents, employees, invitees and independent contractors. Lessee further expressly indemnifies and holds Lessor harmless from and against any and all third party claims, demands, causes of action, liabilities, costs or expenses, including attorney's fees, occasioned by or in any way connected with the use or misuse of the Demised Premises, or occasioned by any act or omission of Lessee and Lessee's agents, servants, employees, and invitees, except to the extent any such damage to any property or invitees, except to the extent any such damage to any property or injury to or death of any person is attributable to the negligence or willful misconduct of Lessor.

8.02       Lessee hereby agrees to maintain in full force and effect at all times during the term or this Lease, at Lessee's expense, a policy or policies of comprehensive general liability insurance, insuring against all liability of Lessee and Lessee's authorized representatives, agents and invitees arising out of or in connection with Lessee's use and occupancy of the Demised Premises and also insuring performance by Lessee of the indemnity provisions set forth in Section 8.01. The initial amount of such insurance shall be at least $2,000,000.00, and shall be subject to periodic increase based on inflation, recommendations by Lessor's insurance advisors, and other relevant factors. However, the amount of such general liability insurance shall not limit Lessee's liability to relieve Lessee of any obligations under is lease. The general liability insurance policy shall name Lessor as an insured party thereunder, and shall be endorsed to provide that no cancellation or reduction in coverage will be made without thirty (30) days prior written notice to Lessor. A copy of the policy or a certificate of insurance shall be furnished to Lessor.

8.03       Lessor shall maintain in full force and effect a policy or policies covering loss or damage to the Industrial Building, to the extent of the replacement value thereof. . Such policy or policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and any other perils (excluding flood and earthquake) which Lessor reasonably deems necessary. Lessor shall also maintain in full force and effect a rental income insurance policy, with loss payable to Lessor, in an amount equal to one year's gross rent from the Industrial Building, insurance shall also cover all real estate taxes and insurance costs for said period as they relate to the Industrial Building. Lessee shall pay to Lessor, as additional rent, an amount equal to 66.10% of the premiums paid by Lessor for the hazard and rental income insurance policies described herein as they pertain to the Demised Premises, such amount to be paid within ten (10) days after Lessee's receipt of a billing therefore from Lessor. Lessee shall be responsible for maintaining its own insurance covering the personal property, trade fixtures and removable leasehold improvements owned by Lessee and located upon the Demised Premises.

8.04       Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the agents, employees or representatives of the other, on account of loss or damage to the property of the waiving party to the extent that such loss or damage is insured against under any insurance policies which either Lessor or Lessee may have in force at the time of such loss or damage. Lessee shall, upon obtaining the insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained m this Lease and Lessee shall cause each insurance policy obtained by Lessee to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by such policy.

ARTICLE 9.	REPAIRS AND MAINTENANCE

9.01       Lessee shall, at all times during the term hereof and at Lessee's own expense, keep and maintain he Demised Premises and every part thereof I good condition and repair. Lessee hereby waives all rights to make repairs at the expense of Lessor or in lie thereof to vacate the Demised Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

9.02       The obligations of Lessee to maintain the Demised Premises shall not include the roof or structural components of the Industrial Building or any replacement of the air conditioning units or replacement of the compressor or heat exchanger within such units. Moreover, Lessor herby warrants to systems within the Demised Premises are in good operation condition and repair and Lessor will be responsible for any necessary repairs or replacements thereof, beyond normal maintenance, for a period of thirty (30) days form commencement of the lease term, provided such repair or replacement is not the result of any failure to maintain or any negligent act or omission by Lessee..

ARTICLE 10.	TAXES AND ASSESSMENTS

10.01      Lessee shall pay to Lessor as additional rent, 22.05% of all real property taxes levied or assessed against the Industrial Center during the Lease term, except that:

(a)       Lessee shall pay 100% of any increase in real property taxes occasioned by a sale or transfer of the Industrial Building, or an ownership interest therein, resulting in a complete or partial reassessment of the property.

(b)       Lessee shall not be charged for any increase in real property taxes occasioned by a sale or transfer of the Industrial Building, or an ownership interest therein, resulting in a complete or partial reassessment of the property.

10.02      Payment by Lessee of the real property taxes referred to herein shall be made within ten (10) days after Lessor furnishes to Lessee a copy of the tax bill showing the total amount of property taxes levied or assessed against the Industrial Building, the amount thereof payable by Lessee, and the calculation utilized by Lessor to determine such amount. Billing shall be in two installments made by Lessor on or about February 1, and November 1, of each year of the Lease.

10.03      As used herein, the term "real property taxes" shall include any form of real estate tax or assessment, general, special ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed on the Industrial Building by any authority having the direct or indirect power to tax, including any city, state or federal agency or any school, sanitary, fire, street, drainage, or other improvement district. The term shall also include any tax, fee, levy assessment, or charge imposed by and taxing authority upon Lessor's right to receive, or the receipt of, rent or income from the Industrial Building, or against Lessor's business of leasing the Industrial Building. However, the term "real property taxes" does not include Lessor's federal or state personal income or franchise taxes.

10.04      Lessee shall pay prior to delinquency all taxes levied or assessed against the trade fixtures, equipment, furnishings, and other personal property of Lessee located upon the Demised Premises. When possible, Lessee shall cause said trade fixtures, equipment, furnishings, and other personal property to be assessed and billed separately form the real property of Lessor. If any of Lessee's personal property shall be assessed with attributable to Lessee within ten (10) days after Lessor furnishes to Lessee a written statement describing the property in question and showing the amount of tax thereon payable by Lessee.

ARTICLE 11.	ALTERATIONS AND IMPROVEMENTS

11.01      Lessee shall not, without the prior written consent of Lessor (which consent shall not be unreasonably withheld), make any alterations, additions or improvement in, on or about he Demised Premises. As a condition to giving such consent, Lessor may require Lessee to provide Lessor a surety bond or other reasonable security satisfactory to Lessor to insure Lessor against mechanics' and materialmen's liens and to insure completion of the work.

11.02      All alterations, additions and improvements, whether temporary or permanent in character, made by Lessee in, on or about the Demised Premises, except movable trade fixtures installed at the expense of Lessee, shall, in the absence or a written request by Lessor for their removal given at the time Lessor consents to the alteration, addition, or improvement, become the property of Lessor and shall remain upon and be surrendered with the Demised Premises at the termination or this Lease by lapse of time or otherwise without compensation to Lessee.

ARTICLE 12.	DAMAGE OR DESTRUCTION

12.01      If the Demised Premises, are damaged, by fire or other casualty, Lessor shall forthwith repair and restore the same, provided such repairs can, in Lessor's opinion, be completed within thirty (30) days form the date the Demised Premises are damaged. In such event, this Lease shall remain in full force and effect, and the rent payable by Lessee shall be abated while the repairs are being made by the extent to which the Demised Premises are unusable by Lessee in the normal conduct of Lessee's business. In the event the repairs cannot be completed within thirty (30) days form the date the Demised Premises are damaged, and provided the damage affects the Demised Premises or Common Areas necessary to Lessee's use, Lessor shall give written notice of such fact to Lessee within five (5) days after the date on which the damage occurred and either Lessor Lessee may, within thirty (30) days after the giving of such notice, terminate this Lease.

12.02      Notwithstanding the provisions of Section 12.01 above, Lessor shall have the option of terminating the Lease upon thirty (30) days written notice to Lessee of any of the following circumstances:

(a)       Where the damage or destruction arises form a casualty or cause not covered by Lessor's insurance then in force.

(b)       Where the building in which the Demised Premises are located in damaged or destroyed to the extent of 33-1/3 percent or more of the replacement cost thereof, whether the Demised Premises be injured or not.

(c)       Where the repairs cannot be made by reason of any stature, ordinance, rule or regulation of any governmental authority.

12.03      If Lessor is obligated or elects to repair any damage pursuant to this Article, Lessor shall not be required to repair or replace any improvements installed in the Demised Premises by or for Lessee, other than building standard tenant improvements made by Lessor, and Lessee shall, at Lessee's own option and expense, repair and restore Lessee's portion of such improvements.

12.04      A total destruction of the Industrial Building in which the Demised Premises are located shall automatically terminate this Lease, and in such event, Lessor and Lessee shall have no further rights or obligations herein.

12.05      Except as otherwise expressly provided in this Article, Lessee hereby waives the provisions of California Civil Code Sections 1932 (2) and 1933 (4).

ARTICLE 13.	CONDEMNATION

13.01      If all the Demised Premises or so much thereof is take by right of eminent domain, or purchase in lieu thereof, such that the Demised Premises, are in the reasonable opinion of Lessee, no longer reasonable suitable for Lessee's use, this Lease shall terminate as of the date that possession of the Demised Premises or part thereof is taken, and in such event, Lessor and Lessee shall have no further rights or obligations herein.

13.02      If any part of the Demised Premises is taken and the remaining part thereof (after reconstruction of the then existing building) is reasonably suitable for Lessee's use, this Lease shall, as to the part taken and the rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Demised Premises so take (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Demised Premises immediately prior to the taking. Lessor shall, at Lessor's expense, within 120 days of the date all or a portion of the premises are taken, make all necessary repairs or alterations to restore the remaining Demised Premises to a complete architectural unit.

13.03      No award for any partial or entire taking shall be apportioned and Lessee hereby assigns to Lessor all of Lessee's interest therein, except that Lessee shall be entitled to any portion of the award specifically designated as compensation for the taking of personal property belonging as compensation for the interruption of Lessee's business, for Lessee's moving costs and/or loss of goodwill suffered by Lessee. No temporary taking of the Demised Premises shall terminate this Lease. However, to the extent any such temporary taking is covered by any insurance policy procured by Lessor or Lessee hereunder, the Lessee shall have the right to abatement of rent hereunder. Any award recovered by Lessee and Lessor shall have no interest therein. Each party agrees to execute and deliver to the other all instruments and documents that may be required to implement the provisions of this Section.

ARTICLE 14.	ASSIGNMENT AND SUBLETTING

14.01      Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, pledge, hypothecate or encumber all of any part of Lessee's interest in this Lease or in the Demised Premises or any part thereof, without Lessor's prior written consent and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease. If Lessee is a corporation, or partnership any transfer of a controlling ownership interest in the stock of Lessee shall constitute an assignment hereunder.

14.02      If Lessee complies with the following conditions, Lessor shall not unreasonably withhold Lessor's consent to the assignment of this Lease or the subletting of the Demised Premises or any portion thereof. Lessee shall submit in writing to Lessor:

(a)   The name and legal composition of the proposed Assignee or Sublessee;

(b)   The terms and provisions of the proposed Assignment or Sublease; and

(c)   Such financial information as Lessor may reasonably request concerning the proposed Assignee or Sublessee.

14.03  No consent by Lessor to any assignment or subletting by Lessee shall relieve Lessee of any obligation to be performed by Lessee under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Lessor to any assignment or subletting shall not relieve Lessee from the obligation to obtain Lessor's express written consent to any other assignment or subletting. The acceptance or rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provisions of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

ARTICLE 15.	TRANSFER OF LESSOR'S INTEREST

15.01  Lessor shall have the right at any time to sell, transfer, assign, pledge, hypothecate or otherwise dispose of Lessor's interest in the Demised Premises and in this Lease. In the event of any such sale, transfer, assignment, pledge, hypothecation or other disposition, all obligations of Lessor hereunder shall devolve upon the transferee and Lessor shall be released and discharged from all further obligation or liability hereunder; provided, that Lessor shall be responsible for the Security Deposit and for any other funds in the hands of Lessor in which Lessee has an interest until such funds have been delivered to the transferee. Lessee agrees to attain to the transferee provided all of Lessor's obligations hereunder are assumed by the transferee in writing for the benefit of Lessee.

ARTICLE 16.	MECHANICS' LIENS

16.01  Lessee shall keep the Demised Premises free and clear of all mechanics' liens resulting from any construction work done by or for Lessee. Lessee shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Lessor, Lessee procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half (1-1/2) times the amount of the claim of lien or other security satisfactory to Lessor. If used, the bond shall meet the requirements of Section 3143 of the California Civil Code and shall provide for the payment of any sum that the claimant may recover on the claim, together with costs of suit. Should Lessee fail to discharge any such lien or cause the same to be released within sixty (60) days from the date the lien is filed, Lessor may, without inquiring into the validity thereof, cause the same to be discharged and all amounts so expended by Lessor, together with reasonable attorney's fees and expenses, shall be paid by Lessee to Lessor as additional rent hereunder, together with interest thereon at the rate of ten percent (10%) per annum. Lessee shall give ten (10) days prior written notice to Lessor of the date on which any construction work will be commenced so as to afford Lessor the opportunity to post a notice of nonresponsibility.

ARTICLE 17.	ENTRY BY LESSOR

17.01  Except for reasons of negligence or willful misconduct of Lessor, Lessor and Lessor's authorized representatives shall have the right to enter the Demised Premises at reasonable hours, after giving prior notice, for any of the following purposes:

(a)	To examine and inspect the Demised Premises;

(b)	To supply any service to be provided by Lessor to Lessee hereunder;

(c)	To perform any necessary maintenance or repairs that Lessor is required or permitted to perform hereunder;

(d)	To serve, post or keep posted any notices required or allowed under the provisions of this Lease;

(e)
To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last on hundred twenty (120) days of the Lease term, or during any period while Lessee is in default;

(f)	To show the Demised Premises to prospective tenants, buyers, lenders or other persons at any time during the Lease term;

(g)	To do any other act or thing necessary for the safety or preservation of the Industrial Building.

17.02  Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's Business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by Lessor's entry pursuant to Section 17.01, except for reasons of negligence or willful misconduct of Lessor and or Lessor's agents, employees, invites and independent contractors. Lessor shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Lessee's vaults, safes and other secured areas designated in writing by Lessee in advance); and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances by construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises, or an eviction, actual or constructive, of Lessee from the Demised Premises, or any portion thereof.

ARTICLE 18.	DEFAULT BY LESSEE

18.01  The occurrence of any one or more of the following events ("Events of Default") shall constitute a material default and breach of this Lease by Lessee:

(a)
Any failure by Lessee to pay any rental or any other sum required to be paid by Lessee hereunder, as and when the same becomes due and payable and within five (5) days of Lessee's receipt of Lessor's written notice that such rental or other sum is due.

(b)
Any failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for ten (10) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that it cannot reasonably be cured within such ten (10) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(c)
The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Demised Premises or of Lessee's interest in this Lease, where such seizure is not discharged within forty-five (45) days.

18.02  Any notice given under this Article shall specify the Event of Default and the applicable lease provisions, and shall demand that Lessee perform the provisions of this Lease, within the applicable period of time. No such notice shall be deemed a forfeiture or a termination of the Lease provided Lessee cures the default within the applicable period of time.

ARTICLE 19.	LESSOR'S REMEDIES UPON DEFAULT

19.01  Lessor shall have the following remedies upon the occurrence of an Event of Default, such remedies being cumulative and not exclusive and in addition to any other remedies available to Lessor as now or hereafter provided by law:

(a)
Lessor can continue this Lease in full force and effect, and the Lease will continue in effect as along as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due, irrespective of whether Lessee shall have abandoned the Demised Premises. During the period Lessee is in default, Lessor can enter the Demised Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all reasonable costs Lessor incurs in such reletting, including, without limitation, broker's commissions, expenses of remodeling the Demised Premises required by reletting, and like costs. Reletting can be for period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent specified in this Lease on the dates when the same becomes due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Demised Premises, Lessee shall have the right to assign or sublet Lessee's interest in this Lease pursuant to Article 14, but Lessor's consent may be conditioned upon all defaults by Lessee being fully cured at the time of assignment or subletting.

(b)
Lessor can terminate Lessee's right to possession of the Demised Premises at any time during Lessee's default. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Demised Premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Lessor has the right to recover from Lessee:

(1)	The worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease; plus

(2)
The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; plus

(3)
The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; plus

(4)	Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately cause Lessee's default.

"The worth, at the time of the award," as used in (1) and (2) above, is to computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. "The worth, at the time of the award" as used in (3) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). The term "rent," as used in this Article shall be deemed to include all monetary sums required to be paid by Lessee pursuant to the terms of this Lease.

ARTICLE 20.	LESSOR'S RIGHT TO CURE DEFAULTS

20.01  If Lessee shall fail to pay any sum of money, other than rent, required to be paid by Lessee here under, or shall fail to perform any other act on Lessee's part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Lessor, Lessor may, but shall not be obligated to do so, and without waiving or releasing Lessee from any obligations of Lessee, make such payment or perform any such other act on Lessee's part to be made or performed hereunder. All sums expended by Lessor, including necessary incidental costs, shall be deemed additional rent hereunder and shall by payable to Lessor immediately upon demand, together with interest thereon at the rate of ten percent (10%) per annum form the date of expenditure to the date of reimbursement.

ARTICLE 21.	COSTS OF SUIT

21.01  In the event legal action between Lessor and Lessee shall become necessary in order to enforce or interpret this Lease, or any provision contained herein, the prevailing party shall be entitled to recover all costs and expenses as may be incurred in connection therewith, including reasonable attorney's fees.

21.02  Should Lessor, without fault on Lessor's part, be made a party to any litigation instituted by Lessee or by any third party against Lessee, or by or against any person holding under or using the Demised Premises by license of Lessee, or for the foreclosure of any lien for labor or materials furnished to or for Lessee or any such other person or otherwise arising out of or resulting from any act or transaction of Lessee or of any such other person, Lessee covenants to save and hold Lessor harmless from any judgment rendered against Lessor or the Demised Premises or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Lessor in connection with such litigation.

ARTICLE 22.	SUBORDINATION

22.01  In the event the holder of any deed of trust hereafter to be placed against the Demised Premises requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance if Lessor first obtains from the holder of the deed of trust a written Subordination, Non-Disturbance and attornment agreement providing that for so long as Lessee shall perform all of Lessee's duties and obligations hereunder, no foreclosure, deed given in lieu of foreclosure or sale under such deed of trust shall affect Lessee's rights under the Lease. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee shall execute the written agreement and any other documents required by the holder of the deed of trust to accomplish the purposes of this Article and upon Lessee's failure or refusal to do so within five (5) days after demand, Lessee hereby appoints Lessor as Lessee's attorney-in-fact to execute such agreement or other documents for and on behalf of Lessee. The power of attorney granted herein shall be deemed to be coupled with an interest and to be irrevocable.

ARTICLE 23.	ESTOPPEL CERTIFICATE

23.01  Each party, within ten (10) days after written notice from the other, shall execute and deliver to the other, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified stating the modifications. The certificate also shall state the amount of monthly rent, the dates to which the rent has been paid in advance, the amount of any security deposit or prepaid rent, and shall further certify that there is no incurred default by the other party under the Lease, or specify such default, if any is claimed. Failure to deliver the certificate with the ten (10) days, shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate, and any successor to the party requesting the certificate, that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate, that there are no incurred defaults by the party requesting the certificate and that not more than one (1) month's rent has been paid in advance.

ARTICLE 24.	HOLDING OVER

24.01  If Lessee remains in possession of all or any part of the Demised Premises after the expiration of the term hereof with the express or implied consent of Lessor, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term and in such case rent shall be double the amount payable at the expiration of the term of this Lease and such month to month tenancy and other monetary sums due hereunder shall be subject to every other term, covenant and agreement contained herein.

ARTICLE 25.	SURRENDER

25.02  Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Demised Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Lessee shall remove all of Lessee's personal property and moveable trade fixtures and shall repair, at Lessee's expense, any damage to the Demised Premises or the Industrial Building cause by such removal, including, without limitation, repair of floors and patching and repainting of walls where required, all to Lessor's reasonable satisfaction. Any personal property or moveable trade fixtures not removed at the expiration or earlier termination of this Lease shall be pursuant to section 11.02 herein, and deemed abandoned by Lessee. If Lessor so elects, Lessee shall also remove any alterations or improvements installed by or for Lessee which would otherwise remain as part of the Demised Premises and Lessee shall restore the Demised Premises to their condition prior to such installation.

25.02  Should Lessee fail to remove any personal property or movable trade fixtures, or fail to remove any alterations or improvements as requested by Lessor pursuant to section 11.02 herein, Lessee shall be liable to Lessor for any and all removal costs, transportation and storage expenses, and the cost of restoring the Demised Premises as required herein. Lessee shall indemnify Lessor against any loss, damage or liability resulting from delay by Lessee in so surrendering the Demised Premises, including, without limitation, any claims made by an succeeding tenants founded on such delay.

ARTICLE 26.	WAIVER

26.01  No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing. The receipt and acceptance by Lessor of delinquent rent shall constitute only a waiver of timely payment for the particular rent payment involved.

ARTICLE 27.	QUIET ENJOYMENT

 Lessor hereby covenants with lessee that upon payment by Lessee of the rent as aforesaid and upon observance and performance of the terms of this Lease by Lessee, Lessee shall peaceably hold and enjoy the Demised Premises for the term hereby demised without hindrance or interruption by Lessor or any person or person lawfully or equitable claiming by, through or under Lessor.

ARTICLE 28.	NOTICES

28.01  All notices or demands required or permitted to be given hereunder shall be in writing and shall be either personally served or mailed by certified mail, return receipt requested, to the other party at the following addresses:

DYMOND DEVELOPMENT COMPANY, LLC	SOUTHWALL TECHNOLOGIES, INC.

450 FIRST STREET	2629B TERMINAL BOULEVARD
LOS ALTOS, CALIFORNIA 94022	MOUNTAIN VIEW, CALIFORNIA 94043

28.02  Either party may change the foregoing address by giving notice to the other in the manner provided herein. Any notice sent by mail shall be deemed received on the second business day following the date of deposit of the notice in the United States Mail, with proper postage prepaid thereon.

ARTICLE 29.	MISCELLANEOUS PROVISIONS

29.01  Captions. The captions used in this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any provision contained herein.

29.02  Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any prior agreements or understandings, whether written or oral. This Agreement can only be modified by a written amendment hereto executed by both parties.

[PAGE 18 OF AGREEMENT MISSING]

arbitration by choosing three Real Estate Brokers; one (1) by Lessor, one (1) by Lesse and the third by the first two (2) Brokers. The decision of the three (3) Brokers will be binding upon Lessor and Lessee with regards to the "Fair Market Value". Lessee shall give Lessor written notice at least ninety (90) days prior to the expiration date of this Lease of Lessee's intention to exercise said option granted herein. In order for Lessee to avail itself of said option period, Lessee must have lived up to and observed the timely performance of all terms, covenants and conditions contained in the Lease Agreement. In any event, however, Lessee shall not be obligated to any renewal until after Lessee has been advised of the Fair Market Value determined above.

IN WITNESS WHEREOF, Lessor and Lessee have executed this lease the day and year first above written.

LESSOR:		LESSEE:

DYMOND DEVELOPMENT COMPANY, LLC		SOUTHWALL TECHNOLOGIES, INC.

By	/s/ Mitell Kalai	By	/s/ S. Kamenski
DATE	7/22/05	DATE	7/15/05

Exhibit C to Lease
Dated
July 12, 2005
Between
Dymond Development Company, LLC (Lessor)
And
Southwall Technologies, Inc. (Lessee)

Lessor, at Lessor's sole cost and expense, agrees to perform the following tenant improvements for the benefit of Lessee as shown in Exhibit B attached herein:

1.	Remove the wire cage that is located in the warehouse area.

2.	Remove the existing storage room located on the rear wall of the warehouse area between two (2) roll up doors.

3.	Raise the existing light fixtures within the designated area, to a height of seventeen (17) feet.

4.	Remove three (3) existing walls and three (3) existing doors on the southwest side of the warehouse.

5.	Modify one (1) HVAC duct in the warehouse area as requested by Lessee in order for Lessee to gain the required clearance, which they will need.

6.	Remove existing HVAC ducts that are no longer necessary due to the removal of the storage room and the offices.